As filed with the Securities and Exchange Commission on August 22, 2008

Registration No. 33-22977

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

MAIR Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-1616499
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Fifth Street Towers, Suite 1360

150 South Fifth Street

Minneapolis, MN  55402

(Address, including Zip Code, of Principal Executive Offices)

MESABA HOLDINGS, INC. 1994 STOCK OPTION PLAN

MESABA HOLDINGS, INC. 1996 DIRECTOR STOCK OPTION PLAN

(Full Title of the Plans)

Copies to:
RUTH M. TIMM, ESQ.
Vice President and General Counsel	BRETT D. ANDERSON, ESQ.
MAIR Holdings, Inc.	NATHAN L. BULLER, ESQ.
150 South Fifth Street	Briggs and Morgan, P.A.
Minneapolis, MN 55402	2200 IDS Center
(612) 333-0021	80 South Eighth Street
(Name, address, including zip code,	Minneapolis, MN 55402
and telephone number, including	(612) 977-8400 (phone)
area code, of Agent for Service)	(612) 977-8650 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)

EXPLANATORY NOTE

The Registrant previously filed with the Securities and Exchange Commission (the “Commission”), and the Commission declared effective, a registration statement on Form S-8 on August 12, 1999, Registration No. 33-22977, for the registration of 450,000 shares of the Registrant’s common stock issuable upon exercise of awards under the Mesaba Holdings, Inc. 1994 Stock Option Plan.  We believe a portion of the common stock was sold pursuant to this registration statement.

The Registrant previously filed with the Commission, and the Commission declared effective, a registration statement on Form S-8 on February 21, 1997, Registration No. 33-22977, for the registration of 250,000 shares of the Registrant’s common stock issuable upon exercise of awards under the Mesaba Holdings, Inc. 1994 Stock Option Plan.  We believe a portion of the common stock was sold pursuant to this registration statement.

The Registrant previously filed with the Commission, and the Commission declared effective, a registration statement on Form S-8 on February 21, 1997, Registration No. 33-22977, for the registration of 200,000 shares of the Registrant’s common stock issuable upon exercise of awards under the Mesaba Holdings, Inc. 1996 Director Stock Option Plan.  We believe a portion of the common stock was sold pursuant to this registration statement.

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (“Post-Effective Amendment No. 1”) is being filed to terminate Registration No. 33-22977 and deregister the shares of the Registrant’s common stock that were registered under Registration No. 33-22977 which remain unsold as of the date hereof.  No shares of common stock remain available for sale pursuant to Registration No. 33-22977.  Registration No. 33-22977 is hereby amended to reflect the deregistration of all such securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 with respect to the Mesaba Holdings, Inc. 1994 Stock Option Plan and the Mesaba Holdings, Inc. 1996 Director Stock Option Plan to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 22, 2008.

MAIR HOLDINGS, INC.

By:	/s/ Paul F. Foley
Paul F. Foley
President, Chief Executive Officer and acting Chief
Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/	Paul F. Foley	President, Chief Executive Officer, acting
	Paul F. Foley	Chief Financial Officer and Director	August 22, 2008
(Principal Executive and Financial Officer)

/s/	Wendy S. Ojala	Vice President and Controller
	Wendy S. Ojala	(Principal Accounting Officer)	August 22, 2008

/s/	John J. Ahn	Director
	John J. Ahn		August 22, 2008

/s/	Donald E. Benson	Director
	Donald E. Benson		August 22, 2008

/s/	Pierson M. Grieve	Director
	Pierson M. Grieve		August 22, 2008

/s/	James A. Lee	Director
	James A. Lee		August 22, 2008

/s/	Carl R. Pohlad	Director
	Carl R. Pohlad		August 22, 2008

/s/	Robert C. Pohlad	Director
	Robert C. Pohlad		August 22, 2008

/s/	Raymond W. Zehr, Jr.	Director
	Raymond W. Zehr, Jr.		August 22, 2008

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